Third Quarter Fiscal 2024 Earnings Review March 7, 2024

SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward- looking statements are based upon many assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2024 in connection with our multi-year Global Restructuring Program; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP MEASURES In this presentation, Wiley provides the following non-GAAP performance measures:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Contribution to Profit (“Adjusted CTP”) and margin;  Adjusted EBITDA and margin;  Organic revenue; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude our held for sale or sold businesses, impairment charges, and the impact of restructuring charges and credits and other items, provide supplementary information to support analyzing operating results and earnings and are commonly used by shareholders to measure our performance. Free Cash Flow less Product Development Spending helps assess our ability over the long term to create value for our shareholders. Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period applying the same foreign currency exchange rates for the current and equivalent prior period. We have not provided our 2024 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. Please refer to our accompanying financial tables to our press release for our Non-GAAP reconciliations to US GAAP results. 2

3 3 The Knowledge Company Wiley enables the creation of new knowledge and its application in science, learning, and innovation

Q324 Earnings Presentation.pptx 4 Moving decisively on our value creation plan to drive material performance and profit improvement in Fiscal 2025 and Fiscal 2026 Executing well on our divestitures (2 of 3 closed or in process) and $130 million cost savings program ($80M actioned) Full year revenue expectations trending upward toward mid-to-high end of range with Research improving and Learning outperforming Raising full year earnings outlook due to Learning outperformance and accelerated cost savings Accelerating our AI strategy to drive incremental growth and productivity gains YTD Progress Focusing and optimizing for long term success

Q324 Earnings Presentation.pptx 5  GAAP Revenue performance due to completed sale and declines in Held for Sale businesses  Adjusted Revenue growth driven by recovery in Research Publishing and growth in digital courseware, digital content and licensing in Academic  GAAP EPS loss due to multiple charges related to divestitures, including non-cash impairment and loss on sale, and restructuring  Adjusted EBITDA performance mainly due to revenue performance and restructuring savings  Adjusted EPS performance further impacted primarily by higher tax expense Third Quarter Performance GAAP Revenue ▼6% $461M Adj. Revenue* +1% $403M GAAP EPS ▼$0.79 ($2.08) Adj. EPS* ▼27% $0.59 Adj. EBITDA* +1% $92M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold. Collectively, these businesses generated $58 million of revenue and $4 million of Adjusted EBITDA. All variances at constant currency except GAAP Revenue and EPS. Q3 Summary

6 1 Focusing on our core businesses, aligning resources and capital to our strongest and most profitable opportunities 2 Taking action to drive Research market share, driving submission growth, and strengthening our brands and partnerships while maintaining quality 4 AI and machine learning enable incremental growth and profitability opportunities, and drive productivity gains Delivering significant benefits through ongoing optimization, including $130M run-rate savings and expanding EBITDA & FCF in Fiscal 2025 and 20265 3 Accelerating deployment of our market-leading submission and publishing platform that delivers a compelling author experience and lower cost-per-article Investor Update Takeaways

Q324 Earnings Presentation.pptx 7 AI Strategic Focus Leverage Wiley’s broad & high-quality catalog to train GenAI models and develop new products & services Content Licensing Explore GenAI-enabled content application and distribution models that bring Wiley closer to the customer Business Model Innovation Transform the publishing and author experience and develop AI- enhanced knowledge products Product & Publishing Innovation Drive material productivity gains across functions, leading to cost reduction, faster time- to-market, and improved customer experience Employee Productivity Enhancing discovery, publishing, productivity, and Large Language Model training

VCP Progress Segment Performance Financial Position Outlook

Q324 Earnings Presentation.pptx 9 Value Creation Plan (VCP) Progress Plans FY24 Progress Focus on strong, profitable core — Reorganized from three disparate segments into one market-facing Research & Learning team under one leader — Consolidating product, sales, and marketing functions to better leverage collective strengths and customer relationships Divest non-core assets — Sold University Services for total consideration of $123M at close, subject to adjustments — Announced sale of Wiley Edge for up to $62M in total consideration — CrossKnowledge divestiture remaining but expected to be immaterial Right-size and optimize — $80M of $130M cost savings program actioned — First journal migrated to new Research Publishing platform

Q324 Earnings Presentation.pptx 10 Q3 Summary  Research Publishing improving with double-digit submission growth and steadily increasing output, strong gold OA growth, and positive performance for institutional models  Adjusted EBITDA decline due to higher marketing and editorial costs and Hindawi impact  Excluding Hindawi, Q3 Research Adj. Revenue +1% (Publishing +2%) and Adj. EBITDA -1% Research Performance (millions) Q3 2024 Change Change CC Research Publishing $217 1% 0.4% Research Solutions $39 (1%) (1%) Total Revenue $256 1% 0.2% Adjusted EBITDA $79 (2%) Adjusted EBITDA Margin 30.9%

Q324 Earnings Presentation.pptx 11 Learning Performance  Academic performance due to growth in digital courseware, digital content, and licensing; Fall US undergrad enrollment increased for the first time since the pandemic  Professional performance this quarter driven by softness in business and technology publishing categories  Adjusted EBITDA growth mainly due to revenue growth and restructuring savings (millions) Q3 2024 Change Change CC Academic $87 5% 5% Professional $59 (2%) (3%) Total Revenue $146 2% 2% Adjusted EBITDA $51 15% Adjusted EBITDA Margin 35.1% Q3 Summary

Q324 Earnings Presentation.pptx 12 Financial Position and Capital Allocation • Free Cash Flow YTD use of $45M vs. a use of $22M in prior year. Variance due to timing of closing journal subscription renewals and higher restructuring payments • Capex YTD of $70M vs. $75M in prior year period • M&A: No material acquisitions YTD. Wiley focused on divesting non-core assets • Dividends: Yield at 4%+ (as of March 5) • Share Repurchases: Acquired 872K shares YTD for $29M at an average cost of $33.24/share (vs. 540K shares repurchased in prior year period) • Leverage: Net Debt-to-EBITDA of 1.9 TTM compared to 2.1 prior year Dividends and Repurchases YTD Allocation $87M $82M YTD’23 YTD’24 Note: Free Cash Flow and Leverage include assets held for sale until divestiture is completed

Q324 Earnings Presentation.pptx 13 Metric (Millions, except EPS) Fiscal 2023 ex-divestitures^ Fiscal 2024 Outlook (Previous) ex-divestitures Fiscal 2024 Outlook (Current) ex-divestitures Total Adjusted Revenue* $1,627 $1,580 to $1,630 Mid-to-high end of range Research $1,080 Flat to low-single digit decline Low end of range Learning $547 Flat to low-single digit increase Above range Total Adjusted EBITDA* $379 $305 to $330 $335 to $355 Total Adjusted EPS* $3.48 $2.05 to $2.40 $2.45 to $2.65 *Wiley’s Fiscal 2024 “Adjusted Revenue,” “Adjusted EBITDA,” and “Adjusted EPS” outlook exclude businesses held for sale or sold ^Collectively, divested businesses (businesses held for sale or sold) generated $393 million of revenue, $43 million of Adjusted EBITDA, and $0.36 of Adjusted EPS in Fiscal 2023 Fiscal 2024 Outlook • Revenue expected to trend toward mid-to-high end of range due to Learning outperformance augmented by Q4 content rights deal for training AI models • Adj. EBITDA raised due to improved revenue performance and accelerated cost savings • Adj. EPS guidance raised due to Adjusted Operating Income performance and accrued interest income

Summary

15 Strong and resilient businesses founded on long-standing customer and partner relationships Clear competitive advantage in Research, built upon strong brands and franchises Healthy long-term growth trends for new knowledge in our markets Renowned global brand that stands for integrity and quality in everything we do Talented and motivated colleagues, deeply committed to their customers and each other Wiley does good in the world Focused on leveraging our strengths, and optimizing operating and capital efficiency 1 2 3 4 5 6 Observations

Research improving and Learning outperforming. Full year revenue expectations trending toward mid-to-high range and earnings guidance raised1 2 3 FY24 a transition year as we drive toward healthy growth and expanding margins and cash flow in FY25 and FY26 YTD Summary: Transitioning to a stronger, more profitable Wiley Relentlessly focused on executing and moving decisively on our value creation plan and operating improvements

17 FY25-26 Financial Targets Metric FY25 Target FY26 Target Adjusted Revenue Low-single digit growth Low-to-mid single digit growth Adjusted EBITDA margin 23-24% 24-25% Free Cash Flow Approx. $125M Approx. $200M Note: FY25 & FY26 targets exclude any potential acquisitions through this period

Q324 Earnings Presentation.pptx 18 Thank you for joining us IR website at https://investors.wiley.com/ Contact: brian.campbell@wiley.com Direct +1 (201) 748-6874 Investor Update Replay and Slides click here

Appendix – US GAAP to Non-GAAP EPS Reconciliation

Reconciliation of US GAAP Loss per Share to Non-GAAP Adjusted EPS

	Three Months Ended January 31,		Nine Months Ended January 31,	
	2024	2023	2024	2023
US GAAP Loss Per Share - Diluted	$ (2.08)	$ (1.29)	$ (4.10)	$ (0.92)
Adjustments:				
Impairment of goodwill	1.48	1.69	1.90	1.69
Legal settlement [3]	-	0.05	-	0.05
Restructuring and related charges	0.20	0.12	0.70	0.60
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments [4]	(0.03)	(0.03)	0.02	0.01
Amortization of acquired intangible assets [5]	0.22	0.29	0.65	0.96
Losses on sale of businesses and impairment charges related to assets held-for-sale [6]	0.83	-	2.77	-
Held for Sale or Sold segment Adjusted Net Income [6]	(0.05)	(0.04)	(0.39)	(0.11)
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [7]	0.02	0.02	0.04	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.59	$ 0.81	$ 1.59	$ 2.29

Reconciliation of US GAAP Loss Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended January 31,		Nine Months Ended January 31,	
	2024	2023	2024	2023
US GAAP Loss Before Taxes	$ (112,296)	$ (77,451)	$ (241,049)	$ (52,508)
Pretax Impact of Adjustments:				
Impairment of goodwill	81,754	99,800	108,449	99,800
Legal settlement [3]	-	3,671	-	3,671
Restructuring and related charges	14,808	8,807	52,033	45,204
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments [4]	(2,128)	(2,414)	1,089	906
Amortization of acquired intangible assets [5]	13,580	21,042	44,550	68,611
Losses on sale of businesses and impairment charges related to assets held-for-sale [6]	52,404	-	179,747	-
Held for Sale or Sold segment Adjusted Income Before Taxes [6]	(4,120)	(2,484)	(28,253)	(8,120)
Non-GAAP Adjusted Income Before Taxes	$ 44,002	$ 50,971	$ 116,566	$ 157,564

Reconciliation of US GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	2024 (Three Months)	2023 (Three Months)	2024 (Nine Months)	2023 (Nine Months)
US GAAP Income Tax Provision (Benefit)	$ 1,579	$ (5,982)	$ (15,465)	$ (1,397)
Income Tax Impact of Adjustments [8]				
Impairment of goodwill	-	4,857	2,697	4,857
Legal settlement [3]	-	716	-	716
Restructuring and related charges	3,985	2,221	13,237	11,159
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments [4]	(742)	(596)	112	274
Amortization of acquired intangible assets [5]	1,152	4,591	8,668	14,811
Losses on sale of businesses and impairment charges related to assets held-for-sale [6]	6,508	-	25,711	-
Held for Sale or Sold segment Adjusted Tax Provision [6]	(1,252)	(531)	(6,518)	(1,977)
Non-GAAP Adjusted Income Tax Provision	$ 11,230	$ 5,276	$ 28,442	$ 28,443
US GAAP Effective Tax Rate	-1.4%	7.7%	6.4%	2.7%
Non-GAAP Adjusted Effective Tax Rate	25.5%	10.4%	24.4%	18.1%

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Q324 Earnings Presentation.pptx 20 Appendix – US GAAP to Non-GAAP EPS Notes (3) In the three months ended January 31, 2023, we settled a litigation matter related to consideration for a previous acquisition for $3.7 million. (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. (2) All amounts are approximate due to rounding. (4) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three and nine months ended January 31, 2024, we wrote off an additional $0.2 million and $0.8 million, respectively, of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction gains (losses) on our Condensed Consolidated Statements of Net Loss. (5) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Loss. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Loss. (6) We are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. On January 1, 2024 we completed the sale of University Services. Wiley Edge and CrossKnowledge continue to be reported as held-for-sale, and we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a held-for-sale pretax impairment charge of $20.6 million in the three and nine months ended January 31, 2024 related to Wiley Edge. We recorded a held-for-sale pretax impairment charge of $5.8 million and $56.2 million, in the three and nine months ended January 31, 2024, respectively, related to CrossKnowledge. On January 1, 2024, we completed the sale of University Services and recorded a pretax loss of $101.4 million (net of tax loss of $76.1 million). Prior to the disposition, we had recorded a held- for-sale impairment of $75.4 million for University Services. This resulted in an additional loss of $26.0 million in the three months ended January 31, 2024. We also completed the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million) in the nine months ended January 31, 2024. In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment. (7) Represents the impact of using diluted weighted-average number of common shares outstanding (55.3 million and 55.6 million shares for the three and nine months ended January 31, 2024, respectively, and 56.1 million and 56.3 million shares for the three and nine months ended January 31, 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive. (8) For the three and nine months ended January 31, 2024, substantially all of the tax impact was from deferred taxes. For the three months ended January 31, 2023, the tax impact was $4.0 million from current taxes and $7.2 million from deferred taxes. For the nine months ended January 31, 2023, the tax impact was $5.5 million from current taxes and $24.3 million from deferred taxes.

Appendix – Net Income to Adjusted EBITDA

RECONCILIATION OF US GAAP NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,			
	2024		2023		2024		2023	
Net Loss	$	**(113,875)**	$	**(71,469)**	$	**(225,584)**	$	**(51,111)**
Interest expense		13,321		11,521		37,592		27,185
Provision (benefit) for income taxes		1,579		(5,982)		(15,465)		(1,397)
Depreciation and amortization		45,474		52,442		129,376		163,142
Non-GAAP EBITDA		**(53,501)**		**(13,488)**		**(74,081)**		**137,819**
Impairment of goodwill		81,754		99,800		108,449		99,800
Legal settlement		-		3,671		-		3,671
Restructuring and related charges		14,808		8,807		52,033		45,204
Foreign exchange (gains) losses, including the write off of certain cumulative translation adjustments		(488)		(421)		3,489		(283)
Losses on sale of businesses and impairment charges related to assets held-for-sale		52,404		-		179,747		-
Other expense (income), net		648		(705)		3,700		(976)
Held for Sale or Sold segment Adjusted EBITDA [(2)]		(4,118)		(7,325)		(29,739)		(22,979)
Non-GAAP Adjusted EBITDA	$	**91,507**	$	**90,339**	$	**243,598**	$	**262,256**
Adjusted EBITDA Margin		*22.7%*		*22.8%*		*20.7%*		*21.8%*

Notes:

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

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